Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Solventum Corporation of our report dated February 20, 2024 relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form 10 of Solventum Corporation filed with the Commission on March 11, 2024.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 1, 2024